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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12965 and Form S-8 33-94684) pertaining to the Amended and Restated Stock Option and Restricted Stock Purchase Plan of EmCare Holdings Inc. of our report dated February 18, 1997, except for Note 5, as to which the date is March 7, 1997, with respect to the consolidated financial statements and schedule of EmCare Holdings Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


Dallas, Texas
March 26, 1997